                                   EXHIBIT 11

                         BACK BAY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)



                                                                                13 WEEKS ENDED
                                                                 JUNE 29, 1997                   JUNE 30, 1996
                                                                 -------------                   -------------
Net income                                                            $ 602                            $ 173
                                                                      =====                            =====

Weighted average number of common
  shares outstanding                                                  3,434                            3,434

Add

Weighted average number of common
  equivalent shares outstanding                                           2                                2
                                                                      -----                            -----

Weighted average number of common
  and common equivalent shares
  outstanding                                                         3,436                            3,436
                                                                      =====                            =====

Net income per share                                                  $ .18                            $ .05
                                                                      =====                            =====

                                   EXHIBIT 11

                         BACK BAY RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)



                                                                                 26 WEEKS ENDED
                                                                  JUNE 29, 1997                 JUNE 30, 1996
                                                                  -------------                 -------------
Net income/(loss)                                                      $ 514                         $ (151)
                                                                       =====                         ======

Weighted average number of common
  shares outstanding                                                   3,434                          3,434

Add

Weighted average number of common
  equivalent shares outstanding                                            1                              2
                                                                       -----                         ------

Weighted average number of common
  and common equivalent shares
  outstanding                                                          3,435                          3,436
                                                                       =====                         ======

Net income/(loss) per share                                            $ .15                         $ (.04)
                                                                       =====                         ======









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